Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 28, 2010 with respect to the consolidated financial statements of Thermon Holdings, LLC, which appears in the Registration Statement on Form S-1 (File No. 333-172007) of Thermon Group Holdings, Inc.

/s/ Meyers Norris Penny LLP

Calgary, Alberta	Chartered Accountants
May 6, 2011